Exhibit 10.1

FTD, INC.

FIRST AMENDMENT
TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT

        This FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of February 20, 2007 and entered into by and among FTD, INC., a Delaware corporation, as borrower ("Company"), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF ("Lenders"), WELLS FARGO BANK, N.A. ("Wells Fargo"), as administrative agent for Lenders (in such capacity, "Administrative Agent"), MIZUHO CORPORATE BANK, LTD. and ING CAPITAL LLC as co-syndication agents for Lenders (in such capacity, "Co-Syndication Agents"), and BMO CAPITAL MARKETS as documentation agent for Lenders (in such capacity, "Documentation Agent"), and is made with reference to that certain First Amended and Restated Credit Agreement dated as of August 7, 2006 (the "Credit Agreement"), by and among Company, Lenders, Administrative Agent, Co-Syndication Agents and Documentation Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

        WHEREAS, Company and Lenders desire to amend the Credit Agreement to permit Company to make certain Restricted Junior Payments to Holdings as set forth below:

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

  Section 1.    AMENDMENTS TO THE CREDIT AGREEMENT

1.1   Amendments to Section 7: Company's Negative Covenants

        Subsection 7.5 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

            "7.5 Restricted Junior Payments.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (i) Company may make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent not prohibited under subsection 7.12B, (ii) Company may make all payments necessary in connection with the Acquisition, (iii) in the case of clauses (a), (c), (d), (e), (f) and (g) below, so long as no Event of Default shall have occurred and be continuing or shall be caused thereby, Company may make Restricted Junior Payments to Holdings (a) in an aggregate amount not to exceed $3,000,000 in any Fiscal Year to the extent necessary to permit Holdings to pay general administrative costs and expenses, (b) to the extent necessary to permit Holdings (or an Affiliate of Holdings) to discharge the consolidated, combined or other group tax liabilities of Holdings and its Subsidiaries, in each case so long as Holdings (or an Affiliate of Holdings) applies the amount of any such Restricted Junior Payment for such purpose, (c) for repurchases of Capital Stock from employees of Company or any of its Subsidiaries, FTD-member florists, distributors or directors (or their heirs or estates) of Holdings, Company or any Subsidiary of Company upon the death, disability or termination of employment (or termination of membership or distribution, in the case of a FTD-member florist or distributor); provided that such repurchases are made with the proceeds of such Restricted Junior Payments within three Business Days of the payment of such Restricted Junior Payments, (d) to make payments of cash, in lieu of the issuance of fractional shares upon the exercise of warrants or upon the conversion or exchange of, or issuance of Capital Stock in lieu of cash dividends on any Capital Stock of Holdings, provided that the aggregate amount of Restricted Junior Payments made after the Closing Date pursuant to this clause (d) and clause (c) above shall not exceed $7,500,000, (e) for other repurchases of Capital Stock of Holdings in an aggregate amount not to exceed $30,000,000 made from and after the Closing Date; provided that after giving pro forma effect to any such Restricted Junior Payments and repurchases (A) the Consolidated Leverage Ratio as of the last day of the Fiscal Quarter immediately preceding the date of any such Restricted Junior Payment is less than 4.00:1.00 and (B) the excess of the aggregate Revolving Loan Commitments over the Total Utilization of Revolving Loan Commitments as of the date of any such Restricted Junior Payment is at least $20,000,000; provided further that, such repurchases are made with the proceeds of the applicable Restricted Junior Payments within three Business Days of the payment of such Restricted Junior Payments, (f) to allow Holdings to pay principal and interest on the Holdings Loan Notes, and (g) in addition to the Restricted Junior Payments permitted by the other clauses of this subsection, in an aggregate amount in any Fiscal Year not to exceed the amount set forth in the table below under Maximum Restricted Junior Payment for each applicable Fiscal Year; provided that if the aggregate amount of all Restricted Junior Payments made under this clause (g) in any Fiscal Year is less than the Maximum Restricted Junior Payment for such year, then the Maximum Restricted Junior Payment for the next Fiscal Year shall be increased by the amount not utilized in the previous Fiscal Year (subject to a cap of $5,000,000 for each Fiscal Year, and giving effect to any adjustments in accordance with this proviso) and, for the avoidance of doubt, any such increase rolled over from the previous Fiscal Year shall be taken into account when calculating the aggregate amount of all Restricted Junior Payments made under this clause (g) in that next Fiscal Year; provided further that after giving pro forma effect to any such Restricted Junior Payments (A) the Consolidated Leverage Ratio as of the last day of the Fiscal Quarter immediately preceding the date of the declaration of any such Restricted Junior Payment is less than 4.50:1.00 and (B) the excess of the aggregate Revolving Loan Commitments over the Total Utilization of Revolving Loan Commitments as of the date of the declaration of any such Restricted Junior Payment is at least $15,000,000.

Fiscal Year	Maximum Restricted Junior Payment
2007	$11,000,000
2008	$22,000,000
2009	$25,000,000
2010	$28,000,000
2011 and thereafter	$31,000,000;

  (iv) Company may purchase Capital Stock of Holdings in a purchase deemed to occur upon the exercise of stock options, warrants or other convertible securities to the extent such Capital Stock represents a portion of the exercise price thereof and (v) Company may purchase or redeem the Subordinated Notes using the proceeds from a Public Offering of Stock to the extent the gross proceeds from such Public Offering of Stock aggregate no less than $50,000,000 and are not otherwise required to be applied as a mandatory prepayment pursuant to subsection 2.4B(iii)(c), provided that (a) the Consolidated Leverage Ratio (calculated to give pro forma effect to any mandatory prepayment that will be made using the proceeds from such Public Offering of Stock) as of the last day of the Fiscal Quarter immediately preceding the date such proceeds are received is less than 3.50:1.00, (b) the excess of the Revolving Loan Commitment Amount over the Total Utilization of Revolving Loan Commitments on the date immediately proceeding the closing of such Public Offering of

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  Stock is at least $15,000,000 and (c) Administrative Agent shall have received an Officer's Certificate setting forth the calculation of the Consolidated Leverage Ratio required by the foregoing clause (a) and setting forth the availability of Revolving Loans as required by the foregoing clause (b). The provisions of this subsection 7.5 shall not be breached by the payment of any Restricted Junior Payment to Holdings for the purposes of Holdings making any dividend payment under clause (g) to its common stockholders within 60 days after the declaration of the dividend by Holdings, if at such date of declaration, the making of such Restricted Junior Payment by the Company would not have been in violation of this subsection."

1.2   Amendments to Section 8: Events of Default

        Subsection 8.13 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

            "8.13    Conduct of Business By Holdings.

          Holdings (i) engages in any business other than entering into and performing its obligations under and in accordance with the Loan Documents and Related Agreements to which it is a party or (ii) owns any assets other than (a) the Capital Stock of Company and (b) Cash and Cash Equivalents in an amount not to exceed $5,000,000 at any one time for the purpose of paying general operating expenses of Holdings (for the avoidance of doubt, the declaration of Restricted Junior Payments pursuant to subsection 7.5(iii)(g) herein does not constitute an Event of Default under this Section 8.13) or (iii) has any Indebtedness or other liability in respect of Indebtedness or any material Contractual Obligation other than its obligations under the Holdings Guaranty or any of the Related Agreements; or"

  Section 2.    CONDITIONS TO EFFECTIVENESS

        Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "First Amendment Effective Date"):

        A.    On or before the First Amendment Effective Date, Company shall deliver to Administrative Agent for Lenders the following, each, unless otherwise noted, dated the First Amendment Effective Date:

          1.     Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the First Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          2.     Executed copies of this Amendment; and

          3.     An amendment fee for the account of each Lender that executed this Amendment by 5:00 P.M. New York City time on February 15, 2007, equal to 0.075% of the combined Revolving Loan Exposure and Term Loan Exposure of such Lender prior to the effectiveness of this Amendment; provided that, this fee shall become due and payable only if this Amendment is executed and delivered by Requisite Lenders.

        B.    On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such

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counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

  Section 3.    COMPANY'S REPRESENTATIONS AND WARRANTIES

        In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

        A.    Corporate Power and Authority.    Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

        B.    Authorization of Agreements.    The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company.

        C.    No Conflict.    The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

        D.    Governmental Consents.    The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

        E.    Binding Obligation.    This Amendment has been duly executed and delivered by Company and this Amendment and the Amended Agreement are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

        F.     Incorporation of Representations and Warranties From Credit Agreement.    The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

        G.    Absence of Default.    No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

  Section 4.    MISCELLANEOUS

        A.    Reference to and Effect on the Credit Agreement and the Other Loan Documents.

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          (i)    On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

          (ii)   Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (iii)  The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

        B.    Fees and Expenses.    Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

        C.    Headings.    Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

        D.    Applicable Law.    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

        E.    Counterparts; Effectiveness.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 2 hereof) shall become effective upon the execution of a counterpart hereof by Company and Requisite Lenders and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

FTD, INC.
By:	/s/ MICHAEL J. SOENEN
Name	Michael J. Soenen
Title:	President
Notice Address:
3113 Woodcreek Drive Downers Grove, DuPage County, Illinois 60515 Attention: Jon R. Burney Facsimile: (630) 719 6183

WELLS FARGO BANK, N.A., individually as a Lender and as Administrative Agent
By:	/s/ DAVID HEMENWAY
Name:	David Hemenway
Title:	Vice President
Notice Address:
201 Third Street, Eighth Floor, MAC A0187-081 San Francisco, California 94103 Attention: Vince Loomis Facsimile: 415-512-7059

WELLS FARGO BANK, N.A., as agent for Requisite Lenders
By:	/s/ DAVID HEMENWAY
Name:	David Hemenway
Title:	Vice President
Notice Address:
201 Third Street, Eighth Floor, MAC A0187-081 San Francisco, California 94103 Attention: Vince Loomis Facsimile: 415-512-7059

MIZUHO CORPORATE BANK, LTD., as Co-Syndication Agent
By:	/s/ JAMES R. FAYEN
Name:	James R. Fayen
Title:	Deputy General Manager
Notice Address:
1251 Avenue of the Americas 32nd Floor New York, NY 10020 Attention: John W. Bishop Email: john.bishop@mizuhocbus.com

ING CAPITAL LLC, as Co-Syndication Agent
By:	/s/ KHURSHEED SORABJEE
Name:	Khursheed Sorabjee
Title:	Vice President
Notice Address:
1325 Avenue of the Americas New York, NY 10019 Attention: David Garlasco Facsimile: 646-424-8256

BMO CAPITAL MARKETS FINANCING, INC., as Documentation Agent
By:	/s/ KAREN KNUDSEN
Name:	Karen Knudsen
Title:	Managing Director
Notice Address:
111 W. Monroe Street 10th Floor Center Chicago, IL 60603 Attention: Juan R. Ramirez Facsimile: 312- 293-5041 Email: juan.ramirez@bmo.com

[LENDER]
By:

Name:

Title:

Notice Address: